       As filed with the Securities and Exchange Commission on May 2, 2005

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 MARITRANS INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    51-0343903
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                TWO HARBOUR PLACE
                             302 KNIGHTS RUN AVENUE
                                   SUITE 1200
                                 TAMPA, FL 33602
               (Address of Principal Executive Offices) (Zip Code)

              MARITRANS INC. 2005 OMNIBUS EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                   ----------

                               WALTER T. BROMFIELD
                             CHIEF FINANCIAL OFFICER
                                 MARITRANS INC.
                                TWO HARBOUR PLACE
                             302 KNIGHTS RUN AVENUE
                                   SUITE 1200
                                 TAMPA, FL 33602
                     (Name and address of agent for service)

                                 (813) 209-0600
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum
                                           Amount to be      Offering Price per           Proposed Maximum            Amount of
Title of Securities to be Registered      Registered(1)           Share(2)           Aggregate Offering Price(2)   Registration Fee
------------------------------------     ----------------    ------------------      ---------------------------   ----------------
Common Stock, $0.01 par value             300,000 shares           $18.90                    $5,670,000                  $668

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also shall cover any additional shares of the Registrant's common stock that become issuable under the Maritrans Inc. 2005 Omnibus Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on May 2, 2005, as reported by the New York Stock Exchange.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                The following documents filed with the Securities and Exchange Commission (the "Commission") by Maritrans Inc. (the "Registrant") are incorporated by reference into this Registration Statement:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2004;

        (b) The Registrant's current report on Form 8-K, filed on February 15, 2005;

        (c) The description of the Registrant's common stock set forth in the Registrant's registration statement on Form 8-B filed with the Commission on May 12, 1993 pursuant to Section 12 of the Exchange Act, including any amendment or report that may be filed for purposes of updating such description.

                All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement if it is modified or superseded by a statement in a document which is also incorporated in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

                Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, or the DGCL, provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director or officer of the corporation (or other enterprise at the direction of the corporation), under certain circumstances, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Section 145 further provides that the indemnification and advancement of expenses provided under it is not exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

        Paragraph Ninth of the Company's Certificate of Incorporation provides that no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Article VII of the Company's bylaws provides indemnification for authorized representatives (directors and officers and any person designated as an authorized representative by the Board) in third party proceedings and indemnification for authorized representatives in corporate proceedings. The authorized representatives will be indemnified against expenses actually and reasonably incurred in connection with the defense of any third party or corporate proceedings or in the defense of any claim, issue or matter therein, to the extent such representative has been successful on the merits or otherwise in defense of any third party or corporate proceedings or in the defense of any claim, issue or matter therein.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.

ITEM 8. EXHIBITS

Exhibit Number   Exhibit
--------------   -------
      5.1        Opinion of Morgan, Lewis & Bockius LLP.
     10.1        Maritrans Inc. 2005 Omnibus Equity  Compensation Plan
                 (incorporated by reference to Exhibit 10.1
                 to the Current Report on Form 8-K filed by the Company on May 2, 2005).
     23.1        Consent of Ernst & Young LLP, Independent Auditors.
     23.2        Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1).
     24          Power of Attorney (included on signature pages).

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 3, 2005.

                                        MARITRANS INC.


                                        By: JONATHAN P. WHITWORTH
                                            ------------------------------------
                                        Jonathan P. Whitworth
                                        Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        Each of the undersigned officers and directors of Maritrans Inc., a Delaware corporation, hereby constitutes and appoints Walter T. Bromfield, Chief Financial Officer, and Judith M. Cortina, Controller, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, any and all amendments and post-effective amendments to this Registration Statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                       DATE
------------------------------------    -------------------------------------   -----------
JONATHAN P. WHITWORTH                   Chief Executive Officer                 May 3, 2005
------------------------------------
Jonathan P. Whitworth


WALTER T. BROMFIELD                     Chief Financial Officer                 May 3, 2005
------------------------------------
Walter T. Bromfield                     (Principal Financial Officer)


JUDITH M. CORTINA                       Controller                              May 3, 2005
------------------------------------    (Principal Accounting Officer)
Judith M. Cortina


WILLIAM A. SMITH                        Non executive Chairman of the Board     May 3, 2005
------------------------------------
William A. Smith

              SIGNATURE                                TITLE                       DATE
------------------------------------    -------------------------------------   -----------
DR. ROBERT E. BONI                      Director                                May 3, 2005
------------------------------------
Dr. Robert E. Boni


DR. CRAIG e. DORMAN                     Director                                May 3, 2005
------------------------------------
Dr. Craig E. Dorman


FREDERICK C. HAAB                       Director                                May 3, 2005
------------------------------------
Frederick C. Haab


ROBERT J. LICHTENSTEIN, ESQ.            Director                                May 3, 2005
------------------------------------
Robert J. Lichtenstein, Esq.


BRENT A. STIENECKER                     Director                                May 3, 2005
------------------------------------
Brent A. Stienecker

                                  EXHIBIT INDEX

Exhibit Number   Exhibit
--------------   -------------------------------------------------------------------------
      5.1        Opinion of Morgan, Lewis & Bockius LLP.
     10.1        Maritrans Inc. 2005 Omnibus Equity  Compensation Plan (incorporated by reference to Exhibit 10.1
                 to the Current Report on Form 8-K filed by the Company on May 2, 2005).
     23.1        Consent of Ernst & Young LLP, Independent Auditors.
     23.2        Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1).
     24.1        Power of Attorney (included on signature pages).